                                                                    EXHIBIT 25.1

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                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                       SECTION 305(b)(2)           [_]

                            ----------------------

                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

New York                                         13-5160382
(State of incorporation                          (I.R.S. employer
if not a U.S. national bank)                     identification no.)

One Wall Street, New York, N.Y.                  10286
(Address of principal executive offices)         (Zip code)

                            ----------------------

                             HOLLYWOOD PARK, INC.
              (Exact name of obligor as specified in its charter)

Delaware                                       95-3667491
(State or other jurisdiction of                (I.R.S. employer
incorporation or organization)                 identification no.)

                        Table of Additional Registrants
                        -------------------------------

Hollywood Park Operating Company                 Delaware            95-3667220
Hollywood Park Fall Operating Company            Delaware            95-4093972
HP Yakama Consulting, Inc.                       Delaware            94-4651282
HP Yakama, Inc.                                  Delaware            95-4636368
Boomtown, Inc.                                   Delaware            94-3044204
Hollywood Park Food Services, Inc.               California          95-2844591
HP/Compton, Inc.                                 California          95-4545471
HP Casino, Inc.                                  California          94-4548638
Crystal Park Hotel and Casino                    California          95-4595453
 Development Company, LLC
Louisiana Gaming Enterprises, Inc.               Louisiana           72-1229201
Louisiana-I Gaming, a Louisiana                  Louisiana           72-1238179
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Partnership in Commendam
Casino Magic Corp.                               Minnesota           64-0817483
Casino Magic American Corp.                      Minnesota           41-1779346
Bayview Yacht Club, Inc.                         Mississippi         64-0824102
Mississippi-I Gaming, L.P.                       Mississippi         64-0828954
Biloxi Casino Corp.                              Mississippi         64-0814408
Casino Magic Finance Corp.                       Mississippi         64-0835473
Casino One Corporation                           Mississippi         64-0814345
Bay St. Louis Casino Corp.                       Mississippi         64-0814409
Mardi Gras Casino Corp.                          Mississippi         64-0793787
Boomtown Hotel & Casino, Inc.                    Nevada              88-0101849
Boomtown Hoosier, Inc.                           Nevada              88-0355622
Indiana Ventures LLC                             Nevada              93-1199012
Switzerland County Development Corp.             Nevada              95-4355039
Pinnacle Gaming Development Corp.                Colorado            84-1242274
Turf Paradise, Inc.                              Arizona             86-0114029


1050 South Prairie Avenue
Inglewood, California                                          90301
(Address of principal executive offices)                       (Zip code)

                            ______________________

              Series B 9  1/4% Senior Subordinated Notes due 2007
                      (Title of the indenture securities)

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                                      -2-
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1.   General information.  Furnish the following information as to the Trustee:
     (a) Name and address of each examining or supervising authority to which it is subject.

------------------------------------------------------------------------------------
          Name                                                Address
------------------------------------------------------------------------------------
     Superintendent of Banks of the State of          2 Rector Street, New York,
     New York                                         N.Y.  10006, and Albany, N.Y. 12203

     Federal Reserve Bank of New York                 33 Liberty Plaza, New York,
                                                      N.Y.  10045

     Federal Deposit Insurance Corporation            Washington, D.C.  20429

     New York Clearing House Association              New York, New York 10005

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                   SIGNATURE


     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 2nd day of March, 1999.


                                            THE BANK OF NEW YORK



                                            By:  /s/ MARY LAGUMINA
                                               ---------------------------------
                                               Name:   MARY LAGUMINA
                                               Title:  ASSISTANT VICE PRESIDENT

--------------------------------------------------------------------------------
                      Consolidated Report of Condition of

                             THE BANK OF NEW YORK

                   of One Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS                                                          Dollar Amounts
                                                                 in Thousands
Cash and balances due from depository
 institutions:
 Noninterest-bearing balances and currency and
  coin...................................................        $ 3,951,273
 Interest-bearing balances...............................          4,134,162
Securities:
 Held-to-maturity securities.............................            932,468
 Available-for-sale securities...........................          4,279,246
Federal funds sold and Securities purchased
 under agreements to resell..............................          3,161,626
Loans and lease financing receivables:
 Loans and leases, net of unearned
  income...............37,861,802
 LESS: Allowance for loan and
  lease losses............619,791
 LESS: Allocated transfer risk
  reserve........................3,572
 Loans and leases, net of unearned income,
  allowance, and reserve.................................         37,238,439
Trading Assets...........................................          1,551,556
Premises and fixed assets (including capitalized
 leases).................................................            684,181
Other real estate owned..................................             10,404
Investments in unconsolidated subsidiaries and
 associated companies....................................            196,032
Customers' liability to this bank on acceptances
 outstanding.............................................            895,160
Intangible assets........................................          1,127,375
Other assets.............................................          1,915,742
                                                                 -----------
Total assets.............................................        $60,077,664
                                                                 ===========

LIABILITIES
Deposits:
 In domestic offices.....................................        $27,020,578
 Noninterest-bearing.........11,271,304
 Interest-bearing............15,749,274
 In foreign offices, Edge and Agreement
  subsidiaries, and IBFs.................................         17,197,743
 Noninterest-bearing............103,007
 Interest-bearing............17,094,736
Federal funds purchased and Securities sold
 under agreements to repurchase..........................          1,761,170
Demand notes issued to the U.S.Treasury..................            125,423
Trading liabilities......................................          1,625,632
Other borrowed money:
 With remaining maturity of one year or less.............          1,903,700
 With remaining maturity of more than one year
  through three years....................................                  0
 With remaining maturity of more than three years........             31,639
Bank's liability on acceptances executed and
 outstanding.............................................            900,390
Subordinated notes and debentures........................          1,308,000
Other liabilities........................................          2,708,852
                                                                 -----------
Total liabilities........................................         54,583,127
                                                                 ===========
EQUITY CAPITAL
Common stock.............................................          1,135,284
Surplus..................................................            764,443
Undivided profits and capital reserves...................          3,542,168
Net unrealized holding gains (losses) on
 available-for-sale securities...........................             82,367
Cumulative foreign currency translation
 adjustments.............................................            (29,725)
                                                                 -----------
Total equity capital.....................................          5,494,537
                                                                 -----------
Total liabilities and equity capital.....................        $60,077,664
                                                                 ===========

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                                Thomas J. Mastro

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Reyni
Gerald L. Hassell                                     Directors
Alan R. Griffith